Exhibit 24.1



                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that W. Bartlett Snell hereby constitutes and appoints Walter V. Purnell, Jr. and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 30th day of March, 1999.

                                              /s/ W. Bartlett Snell
                                              W. Bartlett Snell
                                              Senior Vice President and
                                              Chief Financial Officer